Exhibit 99.1

Horizon Technology Finance Provides Fourth Quarter 2021 Portfolio Update

-	Horizon Platform Originates $118 Million of New Loans in Q4, Including $80 Million of New Loans for HRZN -
-	HRZN Grows Loan Portfolio by $109 Million in 2021 -
-	Horizon Platform Ends 2021 with Committed Backlog of $153 Million, Including $125 Million in HRZN Commitments -

Farmington, Connecticut – January 12, 2022 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the fourth quarter ended December 31, 2021 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We had another exceptional quarter, closing $118 million of loans originated through our lending platform, including $80 million of loans for HRZN,” said Gerald A. Michaud, President of HTFM. “For the year, the Horizon Platform originated over $425 million in new loans, including a record-high $297 million for the HRZN portfolio.”

“In addition, the committed backlog originated by the Horizon Platform grew to $153 million of debt investments, including $125 million in HRZN commitments, while the Horizon Platform maintained a considerable pipeline of new investment opportunities at the end of 2021,” added Mr. Michaud. “This positions the Horizon Platform and HRZN for additional growth in 2022 and further evidences the increasing power of the Horizon brand to attract unique, diverse and transformative companies.”

“Also in the fourth quarter, HRZN received $55 million in loan prepayments – validating our predictive pricing strategy and providing HRZN with additional fee income and accelerated interest income. Entering 2022, we are excited by the opportunity to further grow the Horizon Platform and HRZN loan portfolio and to deliver more value to HRZN’s shareholders,” concluded Mr. Michaud.

Fourth Quarter 2021 Portfolio Update

Originations

During the fourth quarter of 2021, a total of $118.2 million of loans funded through the Horizon Platform, including 17 loans totaling $79.9 million funded by HRZN as follows:

•	$12.5 million to a new portfolio company, Interior Define, Inc., an e-commerce platform that designs, sells and markets customized furniture direct to consumers.
•	$8.5 million to an existing portfolio company, Branded Online, Inc. (d/b/a Nogin), a company offering commerce-as-a-service to consumer and lifestyle brands.
•	$7.5 million to a new portfolio company, GreenLight Biosciences, Inc., a biopharmaceutical company focused on developing ribonucleic acid (RNA) solutions for human health and agricultural challenges.
•	$7.5 million to a new portfolio company, IMV Inc. (NASDAQ: IMV), a clinical-stage biopharmaceutical company developing a new class of cancer immunotherapies and infectious disease vaccines.
•	$7.0 million to a new portfolio company, an online platform offering high quality used cars to consumers on a subscription basis.

•	$5.0 million to a new portfolio company, a builder of conservation memorial forests that offer sustainable alternatives to cemeteries.
•	$5.0 million to an existing portfolio company, Emalex Biosciences, Inc., a clinical-stage biopharmaceutical company focused on developing treatments for central nervous system movement disorders and fluency disorders.
•	$5.0 million to an existing portfolio company, Supply Network Visibility Holdings LLC (d/b/a Everstream Analytics), a provider of supply chain risk management software.
•	$5.0 million to an existing portfolio company, Provivi, Inc., a developer of cost-effective natural crop protection products which utilize pheromones to disrupt the typical insect mating cycle.
•	$5.0 million to an existing portfolio company, Ceribell, Inc., a developer of an FDA-cleared rapid response electroencephalography (EEG) medical device, which measures the amount of electrical activity in different regions of the brain in order to diagnose seizures.
•	$3.5 million to a new portfolio company, a family experience creator that combines play, media and merchandise designed to inspire and engage families.
•	$2.5 million to an existing portfolio company, a developer of technology that can identify microbes in order to accelerate treatment and improve public health.
•	$2.5 million to a new portfolio company, a data platform that enables marketers to build personalized digital experiences and 1-to-1 marketing campaigns by focusing on behavioral data.
•	$1.25 million to an existing portfolio company, Unagi, Inc., a developer of premium portable electric scooters that are offered for sale and on an affordable monthly subscription program.
•	$1.0 million to an existing portfolio company, Alula, Inc., a designer and manufacturer of security systems sold exclusively to professional distributors and dealers.
•	$1.0 million to an existing company, InfoBionic, Inc., a developer of an FDA-cleared SaaS remote monitoring system to help treat cardiac arrhythmia.

Liquidity Events

HRZN experienced liquidity events from seven portfolio companies in the fourth quarter of 2021, including principal prepayments of $55.0 million and receipt of warrant and equity proceeds totaling $0.4 million, compared to $50.4 million of principal prepayments and $1.6 million of warrant proceeds during the third quarter of 2021:

•	In October, Getaround, Inc. prepaid its outstanding principal balance of $25.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.
•	In October, Topia Mobility, Inc. prepaid its outstanding principal balance of $10.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.
•	In October, HRZN received warrant proceeds of $0.1 million from its investment in Education Elements, Inc.
•	In November, CVRx, Inc. prepaid its outstanding principal balance of $20.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.
•	In November, MVI (ABC), LLC (assignee of Stereovision Inc.) paid its outstanding principal balance of $3.5 million on its venture loan, plus interest.
•	In December, HRZN received $7.0 million from the sale of its debt investment in Betabrand Corporation.
•	In December, HRZN received cash proceeds of $0.3 million from the sale of shares in Qualtrics International Inc., which HRZN received in connection with the sale of Clarabridge, Inc.

Principal Payments Received

During the fourth quarter of 2021, HRZN received regularly scheduled principal payments on investments totaling $2.9 million, compared to regularly scheduled principal payments totaling $3.2 million during the third quarter of 2021.

Commitments

During the quarter ended December 31, 2021, HRZN closed new loan commitments totaling $114.9 million to 10 companies, compared to new loan commitments of $91.0 million to 11 companies in the third quarter of 2021. HTFM’s other managed funds, during the quarter, closed new loan commitments totaling $38.8 million of unfunded loan approvals and commitments.

Pipeline and Term Sheets

As of December 31, 2021, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $124.5 million to 23 companies. This compares to a Committed Backlog of $100.6 million to 21 companies as of September 30, 2021. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. HTFM’s other managed funds ended the quarter with a total of $28.0 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $135 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Capital Markets Activity – Warrant and Equity Portfolio

As of December 31, 2021, HRZN held a portfolio of warrant and equity positions in 77 portfolio companies, including 64 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of HRZN is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon Technology Finance Management LLC is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819